Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-8 (No. 333-220776) pertaining to the 2017 Omnibus Incentive Plan of The Simply Good Foods Company;

(2)	Registration Statement on Form S-3 (No. 333-228696) and related prospectus of The Simply Good Foods Company; and

(3)	Registration Statement on Form S-3 (No. 333- 234004) and related prospectus of The Simply Good Foods Company of our report dated October 24, 2018, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the changes discussed in Note 2, “Change in Accounting Principal”, as to which the date is October 30, 2019, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of The Simply Good Foods Company and subsidiaries for the year ended August 31, 2019.

/s/ Ernst & Young LLP
Denver, Colorado
October 30, 2019